EXHIBIT 24.2

Consent of Issuer's Counsel

                             THOMAS F. PIERSON, P.C.
                           A Professional Corporation
                         1140 Highway 287, Suite 400-274
                           Broomfield, Colorado 80020
                                    Telephone
                                 (303) 404-9904
                                 (754)-224-8329
                            Facsimile (240) 266-5659

June 26, 2003

Byron Resources Inc.
2200 - 181 University Avenue,
Toronto Ontario, M5H 3M7

Gentlemen;
We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, and to the reference to our firm in the prospectus, which is made a part of the Registration Statement.

Very truly yours,

THOMAS F. PIERSON, P.C.


/s/"Thomas F. Pierson"
-----------------------
Thomas F. Pierson, Esq.